 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant's telephone number including area code)

Not applicable
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2020, Scott Murray, Executive Vice President, General Counsel and Corporate Secretary of the Company, resigned from his positions with the Kite Realty Group Trust (the “Company”), effective November 11, 2020 (the “Separation Date”). In connection with Mr. Murray’s resignation, the Company and Mr. Murray entered into a Separation Agreement (the “Separation Agreement”) providing for certain terms in connection with the conclusion of Mr. Murray’s employment with the Company.

Under the terms of the Separation Agreement, subject to Mr. Murray’s timely executing and not revoking the Waiver and Release Agreement attached to the Separation Agreement, the Company has agreed to (i) pay Mr. Murray a lump sum severance payment equal to two times the sum of his base salary and his average annual cash incentive compensation actually paid with respect to the prior three fiscal years (subject to applicable withholdings), (ii) pay Mr. Murray a lump sum cash payment of $150,000 (subject to applicable withholdings), in lieu of any pro-rata annual cash incentive compensation for 2020, (iii) pay or reimburse Mr. Murray for premiums to continue medical, prescription and dental coverage (for Mr. Murray and his family) pursuant to COBRA for up to 18 months following the Separation Date, (iv) fully and immediately vest Mr. Murray’s then-outstanding equity awards that are subject only to time-vesting based on continued service, (v) if the performance objectives are achieved at the end of the applicable performance period, vest a pro-rata portion of his performance-based equity awards, (vi) vest a pro-rata portion of Mr. Murray’s unvested appreciation-only LTIP Units (“AO LTIPs”), if the stock appreciation performance-based metric has already been met or is met within 90 days following the Separation Date and (vii) waive, as of the Separation Date, all no-sell restrictions applicable to shares of the Company’s common stock then held by Mr. Murray (including stock issued upon conversion of any LTIP Units). In consideration for such payments and benefits, Mr. Murray will be subject to certain post-termination confidentiality, noncompetition, non-solicitation, cooperation, and non-disparagement restrictions and obligations. Mr. Murray also will receive all earned but unpaid base salary and a payment for accrued and unused vacation through the Separation Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: November 6, 2020	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and
Chief Financial Officer